Exhibit 99.1

For more information:

Joe Zanco, President and CEO

(337) 948-3033

For Immediate Release

Release Date: April 24, 2025

Catalyst Bancorp, Inc. Announces 2025 First Quarter Results

Opelousas, Louisiana – Catalyst Bancorp, Inc. (Nasdaq: “CLST”) (the “Company”), the parent company for Catalyst Bank (the “Bank”) (www.catalystbank.com), reported net income of $586,000 for the first quarter of 2025, compared to net income of $626,000 for the fourth quarter of 2024.

“Loan growth was muted to start the year as market turbulence caused some of our customers to delay projects,” said Joe Zanco, President and Chief Executive Officer of the Company and Bank. “On a brighter note, we were grateful to have received the ‘Best Community Banks to Work For’ Award at the ICBA’s Live Conference in Nashville in March. Our employees continue to do a great job living our values of Truth, Humility, Impact, Now and Connection.”

Loans

Loans totaled $166.1 million at March 31, 2025, down $1.0 million, or less than 1%, from December 31, 2024. The following table sets forth the composition of the Company’s loan portfolio as of the dates indicated.

(Dollars in thousands)	3/31/2025	12/31/2024	Change
Real estate loans
One- to four-family residential	$82,025	$81,097	$928	1%
Commercial real estate	22,103	22,108	(5)	-
Construction and land	32,038	32,941	(903)	(3)
Multi-family residential	2,530	2,570	(40)	(2)
Total real estate loans	138,696	138,716	(20)	-
Other loans
Commercial and industrial	25,447	26,439	(992)	(4)%
Consumer	1,934	1,921	13	1
Total other loans	27,381	28,360	(979)	(3)
Total loans	$166,077	$167,076	$(999)	(1)

The following table presents certain major segments of our commercial real estate, construction and land, and commercial and industrial loan balances as of the dates indicated.

(Dollars in thousands)	3/31/2025	12/31/2024	Change
Commercial real estate
Retail	$3,723	$4,005	$(282)	(7)%
Hospitality	3,342	3,460	(118)	(3)
Restaurants	1,070	1,091	(21)	(2)
Oilfield services	393	402	(9)	(2)
Other non-owner occupied	2,479	2,658	(179)	(7)
Other owner occupied	11,096	10,492	604	6
Total commercial real estate	$22,103	$22,108	$(5)	-
Construction and land
Multi-family residential	$11,297	$10,031	$1,266	13%
Health service facilities	8,626	7,139	1,487	21
Hospitality	2,716	2,716	-	-
Retail	6,077	5,106	971	19
Other commercial construction and land	1,791	4,364	(2,573)	(59)
Consumer residential construction and land	1,531	3,585	(2,054)	(57)
Total construction and land	$32,038	$32,941	$(903)	(3)
Commercial and industrial
Oilfield services	$8,474	$14,823	$(6,349)	(43)%
Industrial equipment	8,285	2,831	5,454	193
Professional services	3,119	3,127	(8)	(0)
Other commercial and industrial	5,569	5,658	(89)	(2)
Total commercial and industrial loans	$25,447	$26,439	$(992)	(4)

Credit Quality and Allowance for Credit Losses

At March 31, 2025, non-performing assets (“NPAs”) totaled $1.7 million, down $103,000, or 6%, from $1.8 million at December 31, 2024 primarily due to a decline in foreclosed assets. The ratio of NPAs to total assets was 0.63% and 0.66% at March 31, 2025 and December 31, 2024, respectively. Non-performing loans (“NPLs”) comprised 0.99% and 0.98% of total loans at March 31, 2025 and December 31, 2024, respectively. At March 31, 2025 and December 31, 2024, 98% of total NPLs were one- to four-family residential mortgage loans.

At both March 31, 2025 and December 31, 2024, the allowance for credit losses on loans totaled $2.5 million, or 1.51% of total loans. The provision for credit losses was zero for the first quarter of 2025 and the fourth quarter of 2024. Net loan charge-offs totaled $39,000 during the first quarter of 2025, compared to net charge-offs of $2,000 for the fourth quarter of 2024. Net loan charge-offs during the first quarter of 2025 were primarily related to residential mortgage loans and overdrawn deposit accounts.

Deposits

Total deposits were $180.6 million at March 31, 2025, down $5.1 million, or 3%, from December 31, 2024. Total deposits averaged $177.1 million during the first quarter of 2025, compared to $171.0 million during the fourth quarter of 2024. The fluctuations in total deposits were mainly due to public funds. The following table sets forth the composition of the Company’s deposits as of the dates indicated.

(Dollars in thousands)	3/31/2025	12/31/2024	Change
Non-interest-bearing demand deposits	$26,093	$28,281	$(2,188)	(8)%
Interest-bearing demand deposits	42,737	48,334	(5,597)	(12)
Money market	9,737	10,729	(992)	(9)
Savings	42,542	37,639	4,903	13
Certificates of deposit	59,489	60,691	(1,202)	(2)
Total deposits	$180,598	$185,674	$(5,076)	(3)

The ratio of the Company’s total loans to total deposits was 92% at March 31, 2025, compared to 90% at December 31, 2024.

Total public fund deposits amounted to $29.8 million, or 17% of total deposits, at March 31, 2025, compared to $35.6 million, or 19% of total deposits, at December 31, 2024. At March 31, 2025, approximately 80% of our total public fund deposits consisted of non-interest-bearing and interest-bearing demand deposits from municipalities within our market.

Capital and Share Repurchases

At March 31, 2025 and December 31, 2024, consolidated shareholders’ equity totaled $80.6 million, or 29.7% of total assets, and $80.2 million, or 29.0% of total assets, respectively.

The Company repurchased 72,949 shares of its common stock at an average cost per share of $11.86 during the first quarter of 2025, compared to 120,977 shares at an average cost per share of $11.70 during the fourth quarter of 2024. Under the Company’s November 2024 Repurchase Plan, 114,201 shares of the Company’s common stock were available for repurchase at March 31, 2025. Since the announcement of our first share repurchase plan on January 26, 2023 and through March 31, 2025, the Company has repurchased a total of 1,084,799 shares of its common stock, or approximately 21% of the common shares originally issued, at an average cost per share of $11.93. At March 31, 2025, the Company had common shares outstanding of 4,205,201.

Net Interest Income

The net interest margin for the first quarter of 2025 was 3.89%, down three basis points compared to the prior quarter. For the first quarter of 2025, the average yield on interest-earning assets was 5.54%, down three basis points from the prior quarter, and the average rate paid on interest-bearing liabilities was 2.56%, down one basis point from the fourth quarter of 2024.

Net interest income for the first quarter of 2025 was $2.4 million, down $107,000, or 4%, compared to the fourth quarter of 2024. Total interest income was down $137,000, or 4%, in the first quarter of 2025 compared to the prior quarter primarily due to a decline in income on residential mortgage loans, commercial and industrial loans, and interest-earning cash. Total interest expense decreased $30,000, or 3%, in the first quarter of 2025 compared to the prior quarter. During the fourth quarter of 2024, the Bank’s $20.0 million BTFP advance was paid off, which led to a decline in interest expense on borrowings of $112,000 for the first quarter of 2025 compared to the fourth quarter of 2024. The decline in interest expense on borrowings was partially offset by an increase in interest expense on deposits that was largely driven by an increase in the cost of public fund deposits.

The following table sets forth, for the periods indicated, the Company’s total dollar amount of interest income from average interest-earning assets and the resulting yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates, and the net interest margin. Taxable equivalent (“TE”) yields have been calculated using a marginal tax rate of 21%. All average balances are based on daily balances.

	Three Months Ended
	3/31/2025			12/31/2024
(Dollars in thousands)	Average Balance	Interest	Average Yield/ Rate(TE)	Average Balance	Interest	Average Yield/ Rate(TE)
INTEREST-EARNING ASSETS
Loans receivable(1)	$166,145	$2,738	6.68%	$167,187	$2,814	6.70%
Investment securities(2)	46,960	275	2.35	47,764	273	2.30
Other interest earning assets	33,585	361	4.36	36,107	424	4.66
Total interest-earning assets	$246,690	$3,374	5.54	$251,058	$3,511	5.57
INTEREST-BEARING LIABILITIES
Demand deposits, money market, and savings accounts	$94,133	$483	2.08%	$85,118	$394	1.84%
Certificates of deposit	55,846	458	3.32	57,031	465	3.24
Total interest-bearing deposits	149,979	941	2.54	142,149	859	2.40
Borrowings	9,573	68	2.85	18,663	180	3.85
Total interest-bearing liabilities	$159,552	$1,009	2.56	$160,812	$1,039	2.57
Net interest-earning assets	$87,138			$90,246
Net interest income; average interest rate spread		$2,365	2.98%		$2,472	3.00%
Net interest margin(3)			3.89			3.92

(1)	Includes non-accrual loans during the respective periods. Calculated net of deferred fees and discounts and loans in-process.
(2)	Average investment securities does not include unrealized holding gains/losses on available-for-sale securities.
(3)	Equals net interest income divided by average interest-earning assets. Taxable equivalent yields are calculated using a marginal tax rate of 21%.

Non-interest Income

Non-interest income for the first quarter of 2025 totaled $553,000, up $216,000, or 64%, compared to the fourth quarter of 2024. Non-interest income for the first quarter of 2025 included insurance proceeds of $216,000 for fire and flood damages related to foreclosed properties.

Non-interest Expense

Non-interest expense for the first quarter of 2025 totaled $2.2 million, up $160,000, or 8%, compared to the fourth quarter of 2024. Foreclosed assets expense for the first quarter of 2025 included net losses of $88,000 on the sale of foreclosed properties.

Salaries and employee benefits expense totaled $1.2 million for the first quarter of 2025, up $18,000, or 1%, from the prior quarter primarily due to an increase in the cost of employee benefits for 2025.

Advertising and marketing expense totaled $39,000 for the first quarter of 2025, up $22,000, or 129%, from the prior quarter largely driven by an increase in business development activity during the first quarter of 2025.

Other non-interest expense totaled $207,000 for the first quarter of 2025, up $19,000, or 10%, from the prior quarter primarily due to an increase in loan collection related expenses.

About Catalyst Bancorp, Inc.

Catalyst Bancorp, Inc. (Nasdaq: CLST) is a Louisiana corporation and registered bank holding company for Catalyst Bank, its wholly-owned subsidiary, with $271.6 million in assets at March 31, 2025. Catalyst Bank, formerly St. Landry Homestead Federal Savings Bank, has been in operation in the Acadiana region of south-central Louisiana for over 100 years. With a focus on fueling business and improving lives throughout the region, Catalyst Bank offers commercial and retail banking products through our six full-service branches located in Carencro, Eunice, Lafayette, Opelousas, and Port Barre. To learn more about Catalyst Bancorp and Catalyst Bank, visit www.catalystbank.com, or the website of the Securities and Exchange Commission, www.sec.gov.

Forward-looking Statements

This news release reflects industry conditions, Company performance and financial results and contains “forward-looking statements,’ which may include forecasts of our financial results and condition, expectations for our operations and businesses, and our assumptions for those forecasts and expectations. Do not place undue reliance on forward-looking statements. These forward-looking statements are subject to a number of risk factors and uncertainties which could cause the Company’s actual results and experience to differ materially from the anticipated results and expectation expressed in such forward-looking statements.

Factors that could cause our actual results to differ materially from our forward-looking statements are described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Supervision and Regulation” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in other documents subsequently filed by the Company with the Securities and Exchange Commission, available at the SEC’s website and the Company’s website, each of which are referenced above. To the extent that statements in this news release relate to future plans, objectives, financial results or performance by the Company, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology.

Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. All information is as of the date of this news release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

CATALYST BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	(Unaudited)		(Unaudited)
(Dollars in thousands)	3/31/2025	12/31/2024	3/31/2024
ASSETS
Non-interest-bearing cash	$4,128	$4,076	$3,118
Interest-bearing cash and due from banks	36,190	40,219	72,893
Total cash and cash equivalents	40,318	44,295	76,011
Investment securities:
Securities available-for-sale, at fair value	29,840	28,712	25,534
Securities held-to-maturity	13,445	13,447	13,457
Loans receivable, net of unearned income	166,077	167,076	143,491
Allowance for credit losses	(2,500)	(2,522)	(2,068)
Loans receivable, net	163,577	164,554	141,423
Accrued interest receivable	866	851	733
Foreclosed assets	77	194	237
Premises and equipment, net	6,049	6,085	5,995
Stock in correspondent banks, at cost	809	1,961	1,898
Bank-owned life insurance	14,607	14,489	14,139
Other assets	2,060	2,109	2,622
TOTAL ASSETS	$271,648	$276,697	$282,049

LIABILITIES
Deposits:
Non-interest-bearing	$26,093	$28,281	$28,836
Interest-bearing	154,505	157,393	140,801
Total deposits	180,598	185,674	169,637
Borrowings	9,603	9,558	29,423
Other liabilities	856	1,261	1,736
TOTAL LIABILITIES	191,057	196,493	200,796

SHAREHOLDERS' EQUITY
Common stock	42	43	46
Additional paid-in capital	38,844	39,561	42,711
Unallocated common stock held by benefit plans	(5,649)	(5,702)	(6,169)
Retained earnings	50,446	49,860	48,260
Accumulated other comprehensive income (loss)	(3,092)	(3,558)	(3,595)
TOTAL SHAREHOLDERS' EQUITY	80,591	80,204	81,253
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$271,648	$276,697	$282,049

CATALYST BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(Dollars in thousands)	3/31/2025	12/31/2024	3/31/2024
INTEREST INCOME
Loans receivable, including fees	$2,738	$2,814	$2,214
Investment securities	275	273	325
Cash and due from banks	341	401	594
Other	20	23	22
Total interest income	3,374	3,511	3,155
INTEREST EXPENSE
Deposits	941	859	769
Borrowings	68	180	293
Total interest expense	1,009	1,039	1,062
Net interest income	2,365	2,472	2,093
Provision for credit losses	-	-	95
Net interest income after provision for credit losses	2,365	2,472	1,998
NON-INTEREST INCOME
Service charges on deposit accounts	197	201	203
Bank-owned life insurance	118	119	113
Loss on sales of investment securities	-	-	(5,507)
Other income on foreclosed assets	216	-	-
Gain (loss) on disposals and sales of fixed assets	-	-	11
Other	22	17	17
Total non-interest income (loss)	553	337	(5,163)
NON-INTEREST EXPENSE
Salaries and employee benefits	1,245	1,227	1,260
Occupancy and equipment	199	193	196
Data processing and communication	182	179	794
Professional fees	101	94	107
Directors’ fees	114	116	115
ATM and debit card	22	17	69
Foreclosed assets, net	89	7	8
Advertising and marketing	39	17	38
Other	207	188	204
Total non-interest expense	2,198	2,038	2,791
Income (loss) before income tax expense (benefit)	720	771	(5,956)
Income tax expense (benefit)	134	145	(1,267)
NET INCOME (LOSS)	$586	$626	$(4,689)

Earnings (loss) per share:
Basic	$0.16	$0.16	$(1.15)
Diluted	0.16	0.16	(1.15)

CATALYST BANCORP, INC. AND SUBSIDIARY
SELECTED FINANCIAL DATA

	Three Months Ended
(Dollars in thousands)	3/31/2025	12/31/2024	3/31/2024
EARNINGS DATA
Total interest income	$3,374	$3,511	$3,155
Total interest expense	1,009	1,039	1,062
Net interest income	2,365	2,472	2,093
Provision for credit losses	-	-	95
Total non-interest income (loss)	553	337	(5,163)
Total non-interest expense	2,198	2,038	2,791
Income tax expense (benefit)	134	145	(1,267)
Net income (loss)	$586	$626	$(4,689)

AVERAGE BALANCE SHEET DATA
Total loans	$166,145	$167,187	$144,428
Total interest-earning assets	246,690	251,058	269,835
Total assets	268,232	272,443	286,708
Total interest-bearing deposits	149,979	142,149	146,201
Total interest-bearing liabilities	159,552	160,812	174,192
Total deposits	177,106	170,991	174,656
Total shareholders' equity	80,426	80,988	82,667

SELECTED RATIOS
Return on average assets	0.89%	0.91%	(6.58)%
Return on average equity	2.96	3.08	(22.81)
Efficiency ratio	75.31	72.54	(90.93)
Net interest margin(TE)	3.89	3.92	3.12
Average equity to average assets	29.98	29.73	28.83
Common equity Tier 1 capital ratio(1)	46.95	45.81	52.09
Tier 1 leverage capital ratio(1)	29.45	28.73	26.84
Total risk-based capital ratio(1)	48.20	47.06	53.34

NON-FINANCIAL DATA
Total employees (full-time equivalent)	49	49	47
Common shares issued and outstanding, end of period	4,205,201	4,278,150	4,558,329

(1)	Capital ratios are preliminary end-of-period ratios for the Bank only and are subject to change.

CATALYST BANCORP, INC. AND SUBSIDIARY
SELECTED FINANCIAL DATA
(continued)

	Three Months Ended
(Dollars in thousands)	3/31/2025	12/31/2024	3/31/2024
ALLOWANCE FOR CREDIT LOSSES
Loans:
Beginning balance	$2,522	$2,414	$2,124
Provision for credit losses	17	110	42
Charge-offs	(53)	(28)	(123)
Recoveries	14	26	25
Net (charge-offs) recoveries	(39)	(2)	(98)
Ending balance	$2,500	$2,522	$2,068

Unfunded commitments:
Beginning balance	$121	$231	$257
Provision for (reversal of) credit losses on unfunded commitments	(17)	(110)	53
Ending balance	$104	$121	$310

Total provision for credit losses	$-	$-	$95

CREDIT QUALITY(1)
Non-accruing loans	$1,554	$1,567	$1,453
Accruing loans 90 days or more past due	91	64	29
Total non-performing loans	1,645	1,631	1,482
Foreclosed assets	77	194	237
Total non-performing assets	$1,722	$1,825	$1,719

Total non-performing loans to total loans	0.99%	0.98%	1.03%
Total non-performing assets to total assets	0.63	0.66	0.61

(1)	Credit quality data and ratios are as of the end of each period presented.